Option No.:  _____

UHS HOLDCO, INC.
EXECUTIVE MANAGEMENT STOCK OPTION AGREEMENT

THIS CERTIFIES THAT ______________________ (“Grantee”) has been granted a STOCK OPTION to purchase all or any part of ___________ shares of the common stock of UHS Holdco, Inc., a Delaware corporation (the “Company”), at a price of $.71 per share. This option is granted under and pursuant to the UHS Holdco, Inc. Executive Management Stock Option Plan, as amended (“Plan”), and is subject to the conditions and limitations set forth in the Plan as the same may be amended from time to time.  This option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). This option is not transferable except by will or the laws of descent and distribution.  The Grantee shall promptly notify the Company in writing of any sale of any shares of the common stock of the Company issued upon exercise of this option, providing the Company with the following information:  option number, the date of sale, the number of shares sold and the price per share sold.

THIS OPTION MAY ONLY BE EXERCISED IN ACCORDANCE WITH THE TERMS OF THE PLAN, AND SHALL IMMEDIATELY EXPIRE IF NOT SO EXERCISED.  THIS OPTION SHALL EXPIRE AND BE VOID AND SHALL NOT BE EXERCISABLE UPON THE EXPIRATION OF 10 YEARS FROM THE GRANT DATE (AS DEFINED BELOW).

This option and the obligation of the Company to sell and deliver the shares of common stock of the Company hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

In addition to the provisions of the Plan, all proceeds of the Option, including, without limitation, shares of Common Stock or cash and stock or other interests received in exchange for such shares of Common Stock, shall be immediately forfeitable and payable to the Company in the event, within one year following a Change in Control of the Company, the Grantee (1) voluntarily terminates his or her employment with the Company without Good Reason or (2) is terminated by the Company for Cause, in each case as such term is defined in the Company’s Executive Severance Pay Plan.  The Company shall be permitted to use all legal means to recover such payment.

ALL OF THE TERMS AND PROVISIONS OF THE PLAN, AS AMENDED FROM TIME TO TIME, ARE INCORPORATED HEREIN BY REFERENCE AND NOTHING CONTAINED IN THIS STOCK OPTION AGREEMENT SHALL BE DEEMED TO MODIFY OR SUPERCEDE THE TERMS OF THE PLAN.

IN WITNESS WHEREOF, the Company and the Grantee have caused this Stock Option Agreement to be executed effective as of ______________________ (the “Grant Date”).

COMPANY:	ACCEPTED AND AGREED:
UHS HOLDCO, INC.	GRANTEE:
By:________________________________ Name:______________________________ Title:_______________________________	____________________________________ Name: